UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934


Filed by the registrant                     [X]

Filed by a party other than the registrant  [ ]


Check the appropriate box:

[ ]     Preliminary Information Statement

[ ] Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))

[X]     Definitive Information Statement


                              ZKID NETWORK COMPANY

                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)       Title of each class of securities to which transaction applies:

(2)       Aggregate number of securities to which transaction applies:

(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)       Proposed maximum aggregate value of transaction:

(5)       Total fee paid:

[ ]       Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          (1)     Amount Previously Paid:

          (2)     Form, Schedule or Registration Statement No.

          (3)     Filing Party:

          (4)     Date Filed:  September 24, 2003


             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.


                              ZKID NETWORK COMPANY
                 445 West Erie St. Suite 106B, Chicago, IL 60610
                               Tel. (847) 432-8416

                              INFORMATION STATEMENT
                           AND NOTICE OF ACTIONS TAKEN
                 BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS


General Information
-------------------

          This information is being provided to the shareholders of Zkid Network Company, (the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our common stock authorizing an amendment to our Articles of Incorporation (1) authorizing an increase in our authorized common stock capital from 100,000,000 common shares, par value $0.0001 to 500,000,000 common shares, par value $0.0001. The shareholders holding shares representing 66.9 % of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

          The Company's Board of Directors approved this action on September 2, 2003 and recommended that the Articles of Incorporation be amended in order to effectuate the increase in common share capital.

          The proposed Amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State and will be effective when filed. The anticipated filing date will be 20 days after the mailing of this Information Statement. If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of approving the Amendment.

          The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this
Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

          The date on which this Information Statement was first sent to the shareholders is on, or about September 26, 2003. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was September 10, 2003, (the "Record Date").


Outstanding Voting Stock of the Company
---------------------------------------

          As of the Record Date, there were 99,967,209 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management
---------------------------------------------------

          The following Table sets forth the Common Stock ownership information as of August 6, 2001, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common and Preferred
Stock, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the Amendment described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named. Unless otherwise indicated, the business address of each person listed is.

          Table 1 lists the persons who are known to the Company to be the owners of more than five percent of the Company's equity shares according to the Company's records as of December 31, 2002.

(a)       Security Ownership of Management.  Based on 99,967,209 as of September
          1, 2003. Mr. Darmstadter is the holder of 1,000,000 Preferred shares which are presently convertible into 5,000,000 common shares. The
          99,967,209 share figure does not reflect these 5,000,000 shares in the total issued and outstanding because their is insufficient authorized common stock capital at this time.

Beneficial Ownership of 5%.

Table 1.

      (1)              (2)                                 (3)                         (4)
Title of Class    Name and Address           Amount and Nature Percent of Class    Common Stock
Common            Jon A. Darmstadter(1)(2)             55,486,667(3)                  55.5%
                  Director, CEO
Common            Donald Weisberg(1)(2)                11,416,667                     11.4%
                  Director, President
Common
                  Total                                66,903,334                     66.9%

Preferred         Jon A. Darmstadter                    1,000,000 (4)                100.0%


(1) Officer and Director
(2) Consenting Shareholder
(3) Mr. Darmstadter is the holder of 1,000,000 Preferred shares which are convertible into 5,000,000 common shares. The figure above reflects the 5,000,000 common shares in his ownership figure even though no conversion has taken place. There are insufficient common shares available for the conversion at this time.
(4)The preferred shares have thirty (30) votes per share.

Purpose and Effect of the Increase in Authorized Common Stock
-------------------------------------------------------------

          The proposed increase in our authorized common stock increasing the number of common shares from 100,000,000 to 500,000,000 will enable the Company to have sufficient shares for financing and acquisition opportunities. This change will not affect the relative rights or privileges of our common stock shareholders. The newly authorized common stock will have the same rights as the presently authorized shares of Common Stock.

          There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the proposed increase in the authorized common stock will have on the market price of the Company's common stock.

No Dissenter's Rights
---------------------

          Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

Conclusion
----------

          As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.


 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
            THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.


                                            For the Board of Directors of
Date: September 24, 2003                    Zkid Network Company


                                                /s/ Jon A. Darmstadter
                                            --------------------------------
                                            By: Jon A. Darmstadter
                                            Title: CEO/Chairman of the Board

Exhibit "A"
Proposed Amendment to the Articles of Incorporation



              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                              ZKID NETWORK COMPANY

          Pursuant to the provisions of the Nevada Revised Statutes (NRS), Chapter 78, the following Certificate of Amendment is submitted for filing:

ARTICLE IV is hereby amended, in part, to read as follows:

                                Authorized Stock
                                ----------------

          4.1 Authorized Stock. The corporation will have authority to issue One Hundred Ten Million (510,000,000) shares of stock in the aggregate. These shares will be divided into two classes and designated as follows:

          (a) Five Hundred Million (500,000,000) shares of Common Stock, par value: $0.0001 per share.

          All other Article IV provisions remain unchanged.

          This amendment has been consented to and approved by the unanimous vote of the board of directors and a majority of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Dated this _____ day of _____________, 2003.



/s/ Jon A. Darmstadter
----------------------
By: Jon A. Darmstadter
Title: CEO



/s/ Jon A. Darmstadter
----------------------
By: Jon A. Darmstadter
Title: Secretary